Release:             On receipt, April 9, 2019     Exhibit 99.1
Media Contact:            Jane Slusark, 515-362-0482, slusark.jane@principal.com
Investor Contact:        John Egan, 515-235-9500, egan.john@principal.com

Principal to acquire Wells Fargo Institutional Retirement & Trust business

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Definitive agreement includes Wells Fargo’s defined contribution, defined benefit, executive deferred compensation, employee stock ownership plans, institutional trust and custody and institutional asset advisory businesses.

•	Doubles Principal U.S. retirement business[i]; achieving greater scale and balance to compete, invest and grow.

•	A powerful combination for customers, employees and shareholders; will make Principal a Top 3 defined contribution recordkeeper.

(Des Moines, Iowa) - Today, Principal Financial Group® (Nasdaq: PFG) announced a definitive agreement with Wells Fargo & Company (NYSE: WFC) to acquire its Institutional Retirement & Trust business. At closing, Principal® will assume ownership of Wells Fargo’s defined contribution, defined benefit, executive deferred compensation, employee stock ownership plans, institutional trust and custody and institutional asset advisory businesses and serve a combined 7.5 million U.S. retirement customersi.

“Retirement is at the heart of our business and core to our future,” said Dan Houston, chairman, president and CEO of Principal. “This will be a powerful combination for customers, employees and shareholders as we solidify our place as a top-three leader in the U.S. retirement market. The acquisition will bring expanded capabilities, reach and scale; fueling our ability to compete, invest and grow to help more people to achieve their retirement outcomes.”

Through this acquisition, Principal will double the size of its U.S. retirement business by the number of total recordkeeping assetsi, while bringing on attractive institutional trust and custody offerings for the non-retirement market. In addition to increased scale, Principal will gain a strong foothold with mid-sized employers as more than two-thirds of Wells Fargo’s institutional retirement assets are in plans ranging from $10 million to $1 billionii. Principal expects to be well-positioned to deliver a broader set of solutions and capabilities to its customers, strengthen investments in digital technologies and automation, and recognize materially significant synergies and efficiencies.

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i Pro-Forma calculations based upon data as of December 31, 2017 provided by PLANSPONSOR 2018 Recordkeeping Survey and inclusive of shock lapse and new sales assumptions.
ii Source: Wells Fargo; Data as of 6/30/2018

“We are deeply committed to helping people have enough, save enough and protect enough in retirement,” said Renee Schaaf, president of Retirement and Income Solutions at Principal. “Together with the Wells Fargo Institutional Retirement & Trust business, our customers can expect a continued focus on delivering differentiated investment, income and financial wellness solutions that empower them to reach their retirement goals.”

As of December 31, 2018, the respective Wells Fargo retirement businesses had $827 billion in assets under administrationiii served by approximately 2,500 employees in locations across the U.S., Philippines and India. There are four major employee centers in: Charlotte, N.C.; Minneapolis/Roseville, Minn.; Waco, Texas; and Manila, Philippines.

Visit www.principal.com/BetterRetirement for more information about the Principal acquisition of Wells Fargo’s Institutional Retirement & Trust business.

Transaction details
Under the agreement, the purchase price is $1.2 billion. The agreement also includes an earnout of up to $150 million tied to better than expected revenue retention, payable two years post-closing.

The acquisition is expected to be accretive to net income and non-GAAP operating earnings per diluted share in 2020iv and will be financed with cash and senior debt financing.

The transaction between Principal and Wells Fargo will be reviewed by U.S. regulatory authorities prior to closing, which is anticipated in third quarter of 2019.

Lazard acted as the financial advisor on the transaction to Principal. Debevoise & Plimpton LLP acted as legal counsel to Principal on the acquisition.

Conference call
On Tuesday, April 9, 2019, at 9 a.m. ET, Dan Houston, chairman, president and chief executive officer, will discuss the company's planned acquisition during a live conference call. Other members of senior management will be available for a question and answer session. A slide presentation to accompany the call is available on our website at www.principal.com/investor.

You can access the conference call several ways:

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iii Source: Wells Fargo; Data as of 12/31/18
iv Excludes cost of the transaction and integration of the Wells Fargo Institutional & Retirement Trust business and earnout liability accounting

•	Connect to principal.com/investor to listen to a live Internet webcast.

◦	Please go to the website at least 10-15 minutes prior to the start of the call to register and to download/install any necessary audio software.

•	Via telephone by dialing in approximately 10 minutes prior to the start of the call.

◦	866-427-0175 (U.S. and Canadian callers)

◦	706-643-7701 (International callers)

◦	Access code: 2085676

•	An audio replay will be available approximately two hours after the live earnings call via:

◦	Online at principal.com/investor

◦	Telephone:

▪	855-859-2056 (U.S. and Canadian callers)

▪	404-537-3406 (International callers)

▪	Access code: 2085676

▪	The replay will be available until April 15, 2019

About Principal®
Principal helps people and companies around the world build, protect and advance their financial well-being through retirement, insurance and asset management solutions that fit their lives. Our employees are passionate about helping clients of all income and portfolio sizes achieve their goals - offering innovative ideas, investment expertise and real-life solutions to make financial progress possible. To find out more, visit us at principal.com.
Forward looking and cautionary statements
Certain statements made by the company which are not historical facts may be considered forward-looking statements, including, without limitation, statements as to non-GAAP operating earnings, net income available to PFG, net cash flow, realized and unrealized gains and losses, capital and liquidity positions, sales and earnings trends, and management’s beliefs, expectations, goals and opinions. The company does not undertake to update these statements, which are based on a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Future events and their effects on the company may not be those anticipated, and actual results may differ materially from the results anticipated in these forward-looking statements. The risks, uncertainties and factors that could cause or contribute to such material differences are discussed in the company’s annual report on Form 10-K for the year ended Dec. 31, 2018 filed by the company with the U.S. Securities and Exchange Commission, as updated or supplemented from time to time in subsequent filings. These risks and uncertainties include, without limitation: adverse capital and credit market conditions may significantly affect the company’s ability to meet liquidity needs, access to capital and cost of capital; conditions in the global capital markets and the economy generally; volatility or declines in the equity, bond or real estate markets; changes in interest rates or credit spreads or a sustained low interest rate environment; the company’s investment portfolio is subject to several risks that may diminish the value of its invested assets and the investment returns credited to customers; the company’s valuation of investments and the determination of the amount of allowances and impairments taken on such investments may include methodologies, estimations and assumptions that are subject to differing interpretations; any impairments of or valuation allowances against the company’s deferred tax assets; the company’s actual experience could differ significantly from its pricing and reserving assumptions; the pattern of amortizing the company’s DAC and other actuarial balances on its universal life-type insurance contracts, participating life insurance policies and certain investment contracts may change; changes in laws, regulations or accounting standards; the company may not be able to protect its intellectual property and may be subject to infringement claims; the company’s ability to pay stockholder dividends and meet its obligations may be constrained by the limitations on dividends Iowa insurance laws impose on Principal Life; litigation and regulatory investigations; from time to time the company may become subject to tax audits, tax litigation or similar proceedings, and as a result it may owe additional taxes, interest and penalties in amounts that may be material; applicable laws and the company’s certificate of incorporation and by-laws may discourage takeovers and business combinations that some stockholders might consider in their best interests; competition, including from companies that may have greater financial resources, broader arrays of products, higher ratings and stronger financial performance; technological and societal changes may disrupt the company’s business model and impair its ability to maintain profitability; a downgrade in the company’s financial strength or credit ratings; client terminations, withdrawals or changes in investor preferences; inability to attract and retain qualified employees and sales representatives and develop new distribution sources; an interruption in telecommunication, information technology or other systems, or a failure to maintain the confidentiality, integrity or availability of data residing on such systems; international business risks; fluctuations in foreign currency exchange rates; risks arising from participation in joint ventures; the company may need to fund deficiencies in its “Closed Block” assets; the company’s reinsurers could default on their obligations or increase their rates; risks arising from acquisitions of businesses; and loss of key vendor relationships or failure of a vendor to protect information of our customers or employees.  With respect to the acquisition of the Wells Fargo Institutional Retirement & Trust business in particular, additional risks and uncertainties that could cause actual results to differ materially from results anticipated in forward-looking statements include, but are not limited to: purchase price adjustments; the successful fulfillment or waiver of all closing conditions without unexpected delays or conditions; the successful closing of the transaction within the estimated timeframe; the failure to realize the expected synergies and benefits of the transaction or delay in realization thereof; and the successful financing of the transaction.
Use of Non-GAAP financial measures
The company uses a number of non-GAAP financial measures that management believes are useful to investors because they illustrate the performance of normal, ongoing operations, which is important in understanding and evaluating the company’s financial condition and results of operations. They are not, however, a substitute for U.S. GAAP financial measures.  The company adjusts U.S. GAAP measures for items not directly related to ongoing operations. However, it is possible these adjusting items have occurred in the past and could recur in future reporting periods. Management also uses non-GAAP measures for goal setting, as a basis for determining employee and senior management awards and compensation and evaluating performance on a basis comparable to that used by investors and securities analysts.